Consent of Independent Accountants



We hereby consent to the use in the Prospectus, constituting part of this Registration Statement on form SB-2 of our report dated September 10, 1999, for the matter described in Notes 1 and 8, as to which the date is November 1, 1999, relating to the financial statements of eAcceleration Corp. which appears in such Prospectus. We also consent to the reference to us under the heading experts, in such Prospectus.


/s/ McKennon Wilson & Morgan LLP

Irvine, California
November 10, 1999